UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION
STATEMENT NO. 333-179210
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION
STATEMENT NO. 333-187839
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION
STATEMENT NO. 333-193966
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION
STATEMENT NO. 333-201414
Under the Securities Act of 1933
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WHITE MOUNTAIN TITANIUM CORPORATION
(Exact name of registrant as specified in its charter)
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Nevada	87-057730
State or other jurisdiction of incorporation or	I.R.S. Employer I.D. No.
organization

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago, Chile	None
(Address of Principal Executive Offices)	(Zip Code)

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White Mountain Titanium Corporation 2010 Stock Option/Stock Issuance Plan
(Full titles of the plan)
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Eric Gan, CFO
White Mountain Titanium Corporation
225 South Lake Avenue
Suite 300, 3rd Floor
Pasadena, CA 91101
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (626) 864-8606
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Copies to:
Ronald N. Vance
The Law Office of Ronald N. Vance & Associates, P.C.

1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
Telephone (801) 446-8802
FAX (801) 446-8803
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ]	Smaller reporting company [X]

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DEREGISTRATION OF SECURITIES

     White Mountain Titanium Corporation, a Nevada corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities under such Registration Statements:

  Registration Statement on Form S-8 No. 333-179210
  Registration Statement on Form S-8 No. 333-187839
  Registration Statement on Form S-8 No. 333-193966
  Registration Statement on Form S-8 No. 333-201414

     The Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statements described above. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that had been registered for issuance at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered under the Registration Statements as of the date of this Post-Effective Amendment.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, California, on June 15, 2015.

White Mountain Titanium Corporation

By	/s/ Kin Wong
Kin Wong, Chief Executive Officer